Exhibit 99.4
CONSENT OF SIMMONS & COMPANY INTERNATIONAL
We hereby consent to the inclusion of our opinion letter, dated April 20, 2008 as Annex E to, and to the reference thereto under the captions “SUMMARY—The Mergers—Opinions of Grey Wolf’s Financial Advisors”, “THE MERGERS—Background of the Mergers”, “THE MERGERS—Grey Wolf’s Reasons for the Mergers and Recommendation of Grey Wolf’s Board of Directors” and “THE MERGERS—Opinions of Grey Wolf’s Financial Advisors” in the joint proxy statement relating to the proposed mergers involving Grey Wolf, Inc., Basic Energy Services, Inc. and Horsepower Holdings, Inc. which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Horsepower Holdings, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Simmons & Company International
By:	/s/ Matt Pilon

May 12, 2008